UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2012
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

320-1111 West Hastings Street Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.     Submission of Matters to a Vote of Security Holders

Results of the Annual General Meeting

An Annual General Meeting of Shareholders ("AGM") of the Company was held on July 23, 2012 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company's solicitation.

A total of 56,462,465 shares (66.58% of the 84,795,155 issued and outstanding shares of the Company's common stock entitled to vote as of May 25, 2012, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed or failed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM.

Agenda Item 1.      To elect seven directors:

Nominee	For		Withheld
Amir Adnani	33,313,730	97.72%	778,807	2.28%
Alan P. Lindsay	31,379,088	92.04%	2,713,449	7.96%
Harry L. Anthony	32,422,502	95.10%	1,670,035	4.90%
Ivan Obolensky	30,314,023	88.92%	3,778,514	11.08%
Vincent Della Volpe	29,313,064	85.98%	4,779,473	14.02%
David Kong	26,720,891	78.38%	7,371,646	21.62%
Katharine Armstrong	33,455,829	98.13%	636,708	1.87%

There were 22,369,928 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 2.      To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2012. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
55,310,443	97.95%	1,017,777	1.80%	134,245	0.23%

There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item.

Agenda Item 3.      To approve the Company's 2012 Stock Incentive Plan. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
15,352,404	45.03%	18,461,615	54.15%	278,518	0.81%

There were 22,369,928 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be "votes cast", and therefore had no effect on the vote with respect to this proposal.

Agenda Item 4.      Advisory (non-binding) vote on the approval of executive compensation. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
32,083,547	94.10%	1,306,787	3.83%	702,203	2.05%

There were 22,369,928 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be "votes cast", and therefore had no effect on the vote with respect to this proposal.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

The Company's Board of Directors convened a meeting immediately following the AGM and reappointed the following executive officers:

Alan P. Lindsay      Chairman of the Company's Board of Directors;

Amir Adnani       President and Chief Executive Officer;

Harry L. Anthony  Chief Operating Officer; and

Mark Katsumata    Secretary, Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: July 26, 2012.	By: "Mark Katsumata" Mark Katsumata Chief Financial Officer

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